UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      December 18, 2007 (December 18, 2007)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

       Delaware                  000-16299                 13-3054685
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    (State or other             (Commission             (I.R.S. Employer
     jurisdiction               File Number)          Identification No.)
   of incorporation)

    700 Airport Blvd. Suite 300,
           Burlingame, CA                              94010
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  (Address of principal executive                   (Zip Code)
              offices)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


Item 7.01 Regulation FD Disclosure.

On December 18, 2007, ANTs software inc. released the following letter to its shareholders.


December 18, 2007

Dear Shareholder:

As 2007 draws to an end, I wanted to reach out to you, our valued shareholders, with an update on our activities and progress to date; and to let you know where we are focused as we move into 2008.

Let me start by talking about our progress with the ANTs Compatibility Server
(ACS) Consortium (comprised of customers who have agreed to test and provide feedback on early versions of ACS). As you may have seen from last week's press release, we successfully completed the off-site database migration for a major financial services corporation. This off-site work is an essential step in the Proof of Concept (POC) phase of our strategy to bring ACS to market. The next step is to demonstrate the database migration at the customer's site and to repeat this process for the four additional Fortune 100 or Global 1000 companies. We expect to have finalized all five POCs in the first quarter of 2008, in time to launch ACS in second quarter.

We have not stopped at the Consortium level and have been working to raise awareness of ACS and its potential benefits within the broader customer and database communities. We have taken small booths at key conferences and tradeshows to demonstrate ACS and "evangelize" its benefits to potential customers, the press and analysts. One of the most important events we attended was the Oracle OpenWorld conference in November where we had a booth in a high-traffic area and fielded inquiries from over 200 potential customers. We are also capturing the attention of industry media (www.ants.com/news) and analysts (www.ants.com/analysts) that has resulted in favorable articles and reports.

I have received questions from many shareholders regarding lack of ANTs coverage from mainstream business press. We have attempted to get coverage through our PR initiatives, however we have found that the business press wants to write about products that are already in the market, generating benefits for customers, whereas the more narrowly focused database and IT industry publications and analysts are more open to writing about "early stage" technologies and products.

Our progress has not gone unnoticed in places where, given our strategy to secure and grow strategic alliances, it should count. As a result of these POCs focused on Sybase to Oracle migrations, and interest generated through co-marketing activities as an Oracle partner, we expect our relationship with Oracle to strengthen. One example, we've just signed an agreement with Oracle that allows us to embed and resell the Oracle database and other Oracle technologies with the ANTs Compatibility Server. As part of this reseller relationship, we have created an online portal on the Oracle Partner Network web site that is accessible by Oracle employees, customers and partners. The portal is located at http://solutions.oracle.com/partners/ants. Another example, the editors of Oracle World, a publication widely-used by the Oracle field sales team in discussions with CIO's of their major clients, plan to feature the ACS in the March 2008 edition.

Oracle has also introduced us to a small but very efficient professional services company specializing in database projects for large corporate clients, primarily in the financial sector. We are currently engaged with this company in several ACS pilots. Both firms appreciate the synergy of forming a strategic relationship that could enhance our ability to offer a complete database consolidation solution by providing not only the product, ACS, but also the services to implement it successfully, generating revenue from those services as well as ACS license revenue.

Seeking to remain "database agnostic" we have continued discussions with the other three major database players who would have interest in ACS: Microsoft, IBM and Sybase. Our primary focus in the short term is to bring the Sybase to Oracle compatibility server to market.

On the ANTs Data Server (ADS) front, one of the companies that approached us regarding licensing/acquiring the ADS code is now in an advanced state of technical due diligence with us. I cannot commit to a successful conclusion to this engagement, but can assure you ADS is being seriously considered.

We also continue to look hard at our expense run rate. In November we took actions that will result in a total annual operating cost reduction of over $1.6M/year. We will continue to monitor expenses and identify where savings can be achieved without harming ANTs' ability to deliver.

In summary, we are executing on our plan focused on strategic partnering and are working to make Q1, 2008 an important quarter for ANTs. We will be finalizing our key, initial POCs with Consortium customers, and working with them to identify the overall potential for the ACS in their IT environments. With their involvement we should bring a much stronger, "market-ready" ACS product to market.

Bringing disruptive technology to market requires hard work and dedication from every member of the ANTs team. I am proud to be part of that team and commit to you we will do all in our power to make ANTs a success. We are fifteen months into the development of ACS and have what we think is a disruptive product soon to be released. This product must far surpass the success of ADS which was developed over a seven year period. We know this and so do you. ADS on its own will not be sufficient for ANTs to achieve the success we all desire. We feel we are making good progress and are on track to make 2008 a break out year for ANTs. The largest database vendor in the world seems to agree with our ACS strategy. Their success is our success. We need to complete development of the ACS product, demonstrate that it can be deployed in a production environment, and begin work on another version of ACS to avoid being a one trick pony. We are close to achieving our objective for the first version of ACS, and, in comparison with how long it took to develop the ADS, I should add we are doing this in record time.

We wish all of you a Happy Holiday Season and thank you as always for your support.

Sincerely,

/s/ Joe Kozak
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Joe Kozak
Chairman and CEO


ANTs Compatibility Server (ACS) and ANTs Data Server are trademarks of ANTs software inc

This shareholder letter is neither an offer to sell, nor a solicitation of offers to purchase securities. This shareholder letter contains forward-looking statements within the meaning of the federal securities laws, including statements concerning product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future performance, are sometimes identified by words of condition such as "should," "may," "expects" or "intends," and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: the possibility that the market will not respond positively to the Compatibility Server, that early interest in ANTs or its products will fail to result in a commercially viable products, challenges arising from competition, problems encountered in commercializing the ANTs technology, failure to execute a sale or license of the ANTs Data Server, potential of undetected infringing technology or non-infringing competitive technologies, difficulties experienced in product development, roadblocks experienced in sales and marketing activities, longer than expected sales processes, difficulties in recruiting knowledgeable and experienced personnel, possible problems in migrating applications using the Compatibility Server, potential problems in protecting the Company's intellectual property, and problems securing the necessary financing to continue operations. Further information concerning these and other risks is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007. The Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.


Pursuant to General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K under Item 7.01 is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. References to the Company's website do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ANTs software inc.

Date:    December 18, 2007        By: /s/     Kenneth Ruotolo
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                                      Kenneth Ruotolo, Chief Financial Officer